UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2017

3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On August 13, 2017, the Board of Directors of 3M Company (the “Company”) elected Amy E. Hood to the Company’s Board of Directors, effective August 13, 2017.  Ms. Hood is Executive Vice President and Chief Financial Officer of Microsoft Corp., a global technology company.  In connection with Ms. Hood’s election, the Board of Directors increased its size from 11 to 12 directors, and Ms. Hood joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Ms. Hood is an independent director under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on 3M’s Web site at www.3M.com, under Investor Relations — Corporate Governance).

Ms. Hood will participate in the compensation program for non-employee directors as described on pages 29-30 of the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 9, 2017 (filed with the Securities and Exchange Commission on March 22, 2017).

The Board has appointed Ms. Hood to the Finance committee of the Board of Directors.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99	Press Release, dated as of August 14, 2017, of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: August 14, 2017